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                [Letterhead of Blank Rome Tenzer Greenblatt LLP]



                                                                    May 23, 2002



Howtek, Inc.
21 Park Avenue
Hudson, New Hampshire 03051

        Re: Howtek, Inc. Registration Statement on Form S-4 (File No. 333-86454)

Gentlemen:

        We refer to the Registration Statement on Form S-4 (the "Registration Statement") filed by Howtek, Inc., a Delaware corporation (the "Company"), with the Securities Exchange Commission under the Securities Act of 1933, as amended (the "Act"), in connection with its issuance of up to (i) 8,400,000 shares (the "Merger Shares") of the Company's common stock, par value $.01 per share ("Common Stock"), in connection with the proposed merger of Intelligent Systems Software, Inc. ("ISSI") with and into ISSI Acquisition Corp., a wholly-owned subsidiary of the Company, and (ii) 2,000,000 shares ("Additional Shares") of the Company's Common Stock in the event that ISSI issues the Intelligent Systems Investment Shares (as defined in the Registration Statement).

         In our capacity as counsel to the Company, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the Plan and Agreement of Merger dated February 15, 2002, by and among the Company, ISSI Acquisition Corp., ISSI and certain stockholders of ISSI (the "Merger Agreement"), and such documents and corporate and public records as we deem necessary as a basis for the opinion hereinafter expressed. With respect to such examination, we have assumed the genuineness of all signatures appearing on all documents presented to us as originals, and the conformity to the originals of all documents presented to us as conformed or reproduced copies. Where factual matters relevant to such opinion were not independently established, we have relied upon certificates of appropriate state and local officials, and upon representations of an executive officer and agents of the Company.

        Based upon the foregoing, it is our opinion that the Merger Shares and Additional Shares have been duly and validly authorized and, when issued as contemplated by the Merger Agreement and the Registration Statement, will be duly and validly issued, fully paid and nonassessable.


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        We hereby consent to the use of this opinion as an Exhibit to the
Registration Statement, and to the use of our name as your counsel in connection with the Registration Statement and in the proxy statement/prospectus forming a part thereof. In giving this consent, we do not thereby concede that we come within the categories of persons whose consent is required by the Act or the General Rules and Regulations promulgated thereunder.

                                Very truly yours,

                      /s/ BLANK ROME TENZER GREENBLATT LLP

                        BLANK ROME TENZER GREENBLATT LLP